QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-48030) and Forms S-8 (File No. 33-53589, File No. 33-57575, File No. 33-46901, File No. 33-41363, File No. 333-41904, File No. 333-37308 and File No. 333-70560) of International Rectifier Corporation of our report dated July 25, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
September 30, 2001

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS